Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 24, 2022, relating to the financial statements and financial highlights, which appears in Diversified Equity Master Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 25, 2022